EXCHANGEABLE SHARE PROVISIONS

SPECIAL RIGHTS AND RESTRICTIONS
EXCHANGEABLE SHARES

The Exchangeable Shares Without Par Value have attached to them the special rights and restrictions set out in this Part :

1.

Interpretation.

(a)

Definitions.  For the purposes of these Exchangeable Share Provisions:

"affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia);

"BCA(BC)" means the Business Corporations Act (British Columbia), and all regulations made thereunder as promulgated or amended from time to time;

"Board of Directors" means the board of directors of the Company;

"Business Day" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banking institutions in Vancouver, British Columbia are closed for business;

"Callco" means 1061806 B.C. Ltd., a subsidiary of the Parent existing under the laws of the Province of British Columbia, or any other direct or indirect wholly-owned subsidiary of the Parent designated by the Parent from time to time in replacement thereof;

"Canadian Dollar Equivalent" means, at any date, in respect of any amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") as of such date, the product obtained by multiplying (i) the Foreign Currency Amount by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

"Common Shares" means the common shares in the capital of the Company;

"Current Market Price" means, in respect of a Parent Share on any date, the Canadian Dollar Equivalent of the average closing sale price on the OTCQB during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Parent Shares are not then quoted on the OTCQB, on such other stock exchange or automated quotation system on which the Parent Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Shares during such period does not reflect the fair market value of a Parent Share, then the Current Market Price of a Parent Share shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

"Effective Date" has the meaning ascribed thereto in the Exchange Agreement;

"Exchange Agreement" means the exchange agreement to be entered into among the Parent, the Company, Callco, iMedical Innovation Inc. and the securityholders of iMedical Innovation Inc. who have signed the Exchange Agreement or who have agreed to be bound by the Exchange Agreement, including the schedules thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its term;

"Exchangeable Shares" means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

"Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions, the Exchange Agreement, the Support Agreement or the Voting and Exchange Trust Agreement:

(i)

the Current Market Price of one Parent Share deliverable in connection with such action; plus

(ii)

a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(iii)

such stock or other property constituting any declared, payable and unpaid non-cash dividends deliverable in connection with such action,

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of one Parent Share, such share to be duly issued, fully paid and non-assessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom;

"Exchangeable Share Price" means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(iv)

the Current Market Price of one Parent Share at such time;

(v)

the full amount of all cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share;

(vi)

the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share; and

(vii)

the full amount of all dividends declared and payable or paid in respect of each Parent Share which have not, at such time, been declared or paid on Exchangeable Shares in accordance herewith;

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions set out herein;

"Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

"Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change is required to maintain the economic equivalence of the Exchangeable Shares and the Parent Shares;

"Liquidation Amount" has the meaning ascribed thereto in Section ;

"Liquidation Call Right" has the meaning ascribed thereto in the Exchange Agreement;

"Liquidation Date" has the meaning ascribed thereto in Section ;

"OTCQB" means the OTCQB tier of the OTC Markets Group;

"Parent" means Biotricity Inc., a corporation existing under the laws of the State of Nevada;

"Parent Control Transaction" shall be deemed to have occurred if:

(viii)

any person acquires (including by way of Exchange Agreement), directly or indirectly, any voting security of the Parent and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of the Parent;

(ix)

the shareholders of the Parent approve a merger, consolidation, recapitalization or reorganization of the Parent, other than any such transaction which would result in the holders of outstanding voting securities of the Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(x)

the shareholders of the Parent approve a liquidation of the Parent; or

(xi)

the Parent sells or disposes of all or substantially all of its assets;

"Parent Dividend Declaration Date" means the date on which the board of directors of the Parent declares any dividend or other distribution on the Parent Shares;

"Parent Shares" means shares of common stock of the Parent;

"person" includes any individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture,  joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or governmental authority or other entity, whether or not having legal status;

"Redemption Call Purchase Price" has the meaning ascribed thereto in the Exchange Agreement;

"Redemption Call Right" has the meaning ascribed thereto in the Exchange Agreement;

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the sixth anniversary of the Effective Date, unless:

(i)

the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by the Parent and its subsidiaries) is less than 5% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as it may determine, upon at least 30 days' prior written notice to the registered holders of the Exchangeable Shares;

(ii)

a Parent Control Transaction is proposed, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days, prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)

an Exchangeable Share Voting Event is proposed and (A) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event and (B) the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the later of the day on which the Board of Directors makes such a determination or the holders of the Exchangeable Shares fail to take such action; or

(iv)

an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares fail to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii) or (iv) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

"Redemption Price" has the meaning ascribed thereto in Section ;

"Retracted Shares" has the meaning ascribed thereto in Section ;

"Retraction Call Notice" has the meaning ascribed thereto in Section ;

"Retraction Call Right" has the meaning ascribed thereto in Section ;

"Retraction Call Right Purchase Price" has the meaning ascribed thereto in Section ;

"Retraction Date" has the meaning ascribed thereto in Section ;

"Retraction Price" has the meaning ascribed thereto in Section ;

"Retraction Request" has the meaning ascribed thereto in Section ;

"Support Agreement" means the support agreement to be entered into at or prior to the issuance by the Company of any Exchangeable Shares among the Parent, Callco and the Company substantially in the form of Schedule C to the Exchange Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

"Transfer Agent" means such person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

"Trustee" means the trustee chosen by the Parent to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

"Voting and Exchange Trust Agreement" means the voting and exchange trust agreement to be made among the Parent, Callco, the Company and the Trustee in connection with the Exchange Agreement substantially in the form of Schedule D to the Exchange Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(a)

Interpretation Not Affected by Headings.  The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to a "Section" followed by a number and/or a letter refer to the specified Section of these Exchangeable Share Provisions.

(b)

Number and Gender.  In these Exchangeable Share Provisions, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(c)

Date of Any Action.  If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(d)

Currency.  In these Exchangeable Share Provisions, unless stated otherwise, all cash payments provided for herein shall be made in Canadian dollars.

1.

Ranking of Exchangeable Shares.

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares (a) with respect to the payment of dividends or distributions as and to the extent provided in Section  and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section .

2.

Dividends and Distributions.

(a)

Dividends and Distributions.  A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend or distribution on each Exchangeable Share:

(i)

in the case of a cash dividend or distribution declared on the Parent Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each Parent Share on the Parent Dividend Declaration Date;

(ii)

in the case of a stock dividend or distribution declared on the Parent Shares to be paid in Parent Shares, by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Shares to be paid on each Parent Share; provided, however, that the Company may, in lieu of such stock dividend, elect to effect a contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section ) subdivision of the outstanding Exchangeable Shares; or

(iii)

in the case of a dividend or distribution declared on the Parent Shares in property other than cash or Parent Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section ) to the type and amount of property declared as a dividend or distribution on each Parent Share.

Such dividends or distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, or out of authorized but unissued shares of the Company, as applicable.  The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends and distributions referred to in this Section .

(b)

Payments of Dividends and Distributions.  Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or distributions contemplated by Section  and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation.  Written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock dividends or distributions contemplated by Section  and the sending of such written evidence to each holder of an Exchangeable Share shall satisfy the stock dividend or distribution represented thereby.  Such other type and amount of property in respect of any dividends or distributions contemplated by Section  shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby.  Subject to the requirements of applicable law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or distribution that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(c)

Record and Payment Dates.  The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section  shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the Parent Shares.  The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Section  and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend or distribution declared on the Parent Shares.

(d)

Partial Payment.  If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section  the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or distributions.

(e)

Economic Equivalence.  The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), "economic equivalence" for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders.  In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)

in the case of any stock dividend or other distribution payable in Parent Shares, the number of such shares issued in proportion to the number of Parent Shares previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares), the relationship between the exercise price of each such right, option or warrant, the Current Market Price of a Parent Share, the volatility of the Parent Shares and the terms of any such instrument;

(iii)

in the case of the issuance or distribution of any other form of property (including any shares or securities of the Parent of any class other than Parent Shares, any rights, options or warrants other than those referred to in Section , any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Share and the Current Market Price of a Parent Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Shares into a greater number of Parent Shares or the reduction, combination, consolidation or change of the then outstanding Parent Shares into a lesser number of Parent Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Parent Shares, the effect thereof upon the then outstanding Exchangeable Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

3.

Certain Restrictions.

So long as any of the Exchangeable Shares are outstanding (other than as may be held by the Parent or its subsidiaries), the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section ):

(a)

pay any dividends or distributions on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or distributions, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)

redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(d)

issue any Exchangeable Shares or any other shares of the Company ranking equally with the Exchangeable Shares other, in each case, than by way of stock dividends to the holders of such Exchangeable Shares; or

(e)

issue any shares of the Company ranking superior to the Exchangeable Shares,

(f)

provided, however, that the restrictions in Sections , ,  and  shall not apply if all dividends or distributions on the outstanding Exchangeable Shares corresponding to dividends or distributions declared and paid to date on the Parent Shares shall have been declared and paid in full on the Exchangeable Shares and provided that the proposed redemption, purchase or other capital distribution does not impair the Company's ability to redeem all of the outstanding Exchangeable Shares.

4.

Liquidation.

(a)

Liquidation Amount.  Subject to applicable laws and the due exercise by the Parent or Callco of the Liquidation Call Right, in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the exercise of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the "Liquidation Date"), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to dividends or distributions an amount per share (the "Liquidation Amount") equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount.

(b)

Payment of Liquidation Amount.  In the case of a distribution pursuant to Section , and provided that the Liquidation Call Right has not been exercised by the Parent or Callco, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA(BC) and the constating documents of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares.  Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section .  On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided.  The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders.  Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(c)

No Right to Participate in Further Distributions.  After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount per Exchangeable Share pursuant to this Section , such holders shall not be entitled to share in any further distribution of the assets of the Company.

5.

Retraction of Exchangeable Shares.

(a)

Retraction at Option of Holder

(i)

Subject to applicable laws and the due exercise by the Parent or Callco of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Company (the "Retraction Date"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price.  A holder of Exchangeable Shares must give notice of a request to redeem by presenting and surrendering to the Company, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares that such holder desires to have the Company redeem, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA(BC) and the constating documents of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require and (B) a duly executed request (the ''Retraction Request'') in the form of Appendix I hereto or in such other form as may be acceptable to the Company specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company.

(ii)

In the case of a redemption of Exchangeable Shares pursuant to this Section , upon receipt by the Company or the Transfer Agent in the manner specified in Section  of a certificate representing the number of Exchangeable Shares which the holder desires to have the Company redeem, together with a duly executed Retraction Request and such additional documents and instruments specified in Section , and provided that (A) the Retraction Request has not been revoked by the holder of such Exchangeable Shares in the manner specified in Section  and (B) neither the Parent nor Callco has exercised the Retraction Call Right, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date.  On the Retraction Date, the Company shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.  If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.  On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price in respect thereof, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided.  On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Parent Shares delivered to such holder.

(iii)

Notwithstanding any other provision of this Section , the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable laws.  If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither the Parent nor Callco has exercised the Retraction Call Right with respect to such Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company.  In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable laws, the Company shall redeem Retracted Shares in accordance with Section  on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section .  If the Company would otherwise be obligated to redeem Retracted Shares pursuant to Section  but is not obligated to do so as a result of solvency requirements or other provisions of applicable laws, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section  as a result of solvency requirements or other provisions of applicable laws shall be deemed, by delivery of the Retraction Request to have instructed the Transfer Agent to require the Parent or Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by the Parent or Callco to such holder of the total Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)

A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the Parent or Callco shall be deemed to have been revoked.

(v)

Notwithstanding any other provision of this Section , if:

(A)

exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem any Exchangeable Shares pursuant to this Section  on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the OTCQB to the listing and trading (subject to official notice of issuance) of the Parent Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)

as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of the Parent) to obtain such approvals in time to enable all or any of such Parent Shares to be admitted to listing and trading by the OTCQB (subject to official notice of issuance) when so delivered, the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (x) the second Business Day immediately following the date the approvals referred to in Section  are obtained and (y) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Company, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)

Retraction Call Rights

(i)

In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section , and subject to the limitations set forth in Section  (including that Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which the Parent has not exercised its Retraction Call Right), the Parent and Callco shall each have the overriding right (the "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Section , to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by the Parent or Callco, as the case may be, of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Call Right Purchase Price"), which price shall be satisfied in full by the Parent or Callco, as the case may be, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such shares shall be obligated to sell all of such Retracted Shares to the Parent or Callco, as the case may be, on the Retraction Date on payment by the Parent or Callco, as the case may be, of the total Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section .

(ii)

Upon receipt by the Company of a Retraction Request, the Company shall immediately notify the Parent and Callco thereof and shall provide the Parent and Callco with a copy of the Retraction Request.  Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Retracted Shares, if any, in respect of which the Parent has not exercised its Retraction Call Right.  In order to exercise its Retraction Call Right, the Parent or Callco, as the case may be, must notify the Company in writing of its determination to do so (a "Retraction Call Notice") within five Business Days after the Company notifies the Parent and Callco of the Retraction Request.  If neither the Parent nor Callco so notifies the Company within such five Business Day period, the Company shall notify the holder as soon as possible thereafter that neither the Parent nor Callco will exercise the Retraction Call Right.  If one or both of the Parent and Callco delivers a Retraction Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section , the obligation of the Company to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section , the Parent or Callco, as the case may be, shall purchase from such holder and such holder shall sell to the Parent or Callco, as the case may be, on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price.  Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section , the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.

(iii)

For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, the Parent or Callco, as the case may be, shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of the Parent or Callco, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless such cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner hereinbefore provided.  On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the Parent or Callco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Parent Shares delivered to such holder.

6.

Redemption of Exchangeable Shares by the Company.

(a)

Redemption Amount.  Subject to applicable laws and the due exercise by the Parent or Callco of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the "Redemption Price") equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

(b)

Notice of Redemption.  In the case of a redemption of Exchangeable Shares pursuant to Section , the Company shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by the Parent or Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder.  In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Company or the purchase by the Parent or Callco, as the case may be, of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances.  In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.  In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)

Payment of Redemption Price.  On or after the Redemption Date, and provided that the Redemption Call Right has not been exercised by the Parent or Callco, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA(BC) and the constating documents of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares.  Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price.  On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided.  The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company.  Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the certificates for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions.

7.

Purchase for Cancellation.

(a)

Private Agreement.  Subject to applicable laws and the constating documents of the Company, and notwithstanding Section , the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

(b)

Tender Offer.  Subject to applicable laws and the constating documents of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price per share by tender to all the holders of record of Exchangeable Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase.  If in response to an invitation for tenders under the provisions of this Section  more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices.  If only part of the Exchangeable Shares represented by any certificate are purchased pursuant to this Section , a new certificate for the balance of such shares shall be issued at the expense of the Company.

8.

Voting Rights.

Except as required by applicable laws and by Section , the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.  Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

9.

Amendment and Approval.

(a)

Amendment.  The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b)

Approval.  Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable laws shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting.  At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

10.

Reciprocal Changes, etc in Respect of Parent Shares..

(a)

Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that the Parent will not, except as provided in the Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section :

(i)

issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then outstanding Parent Shares by way of stock dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (i) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares:

(A)

shares or securities of the Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares);

(B)

rights, options or warrants other than those referred to in Section , above;

(C)

evidence of indebtedness of the Parent; or

(D)

assets of the Parent,

unless, in each case, (A) the Company is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares and (B) the Company shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Exchange Agreement.

(b)

Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by the Parent or its affiliates are outstanding, the Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section ):

(i)

subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares;

(ii)

reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or

(iii)

reclassify or otherwise change the Parent Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Shares,

(iv)

unless, in each case, (A) the Company is permitted under applicable law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (B) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Exchange Agreement.  The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section .

(c)

Notwithstanding the foregoing provisions of this Section , in the event of a Parent Control Transaction:

(i)

in which the Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by one or more other corporations to which the Parent is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)

which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of the definition of such term in Section ; and

(iii)

in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, the Parent;

then all references herein to "Parent" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Parent Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these Exchangeable Share Provisions or the exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

11.

Actions by the Company under Support Agreement.

(a)

Actions by the Company.  The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by the Parent, Callco and the Company with all provisions of the Support Agreement applicable to the Parent, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

(b)

Changes to the Support Agreement.  The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section  other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)

adding to the covenants of any or all of the other parties to the Support Agreement if the board of directors of each of the Parent, Callco and the Company shall be of the good faith opinion that such additions will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole;

(ii)

evidencing the succession of successors to the Parent either by operation of law or agreement to the liabilities and covenants of the Parent under the Support Agreement ("Parent Successors") and the covenants of and obligations assumed by each such the Parent Successor in accordance with the provisions of Article 3 of the Support Agreement;

(iii)

making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of the Parent, Callco and the Company, having in mind the interests of the holders of the Exchangeable Shares as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole; or

(iv)

making such changes in or corrections to the Support Agreement which, on the advice of counsel to the Parent, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of the Parent, Callco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole.

12.

Legend; Call Rights; Withholding Rights.

(a)

Legend.  The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement, the provisions of the Exchange Agreement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(b)

Call Rights.  Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of the Parent and Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of the Parent and Callco as provided herein and in the Exchange Agreement.

(c)

Withholding Rights.  the Parent, Callco, the Company and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution or other consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Parent, Callco, the Company or the Transfer Agent, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Callco, the Company and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Parent, Callco, the Company or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Parent, Callco, the Company or the Transfer Agent, as the case may be, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

13.

Notices.

(a)

Notices.  Subject to applicable laws, any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company.  Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

(b)

Certificates.  Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company.  Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be.  Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)

Notice to Shareholders.

(i)

Subject to applicable laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication.  Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if it is published once in any daily newspaper of general circulation published in the City of Toronto.

(iii)

Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed.  Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed.  The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section .  Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

14.

Disclosure of Interests in Exchangeable Shares.

The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of "equity shares" of the Company) under the constating documents of the Parent or any laws or regulations applicable to the Company and/or the Parent, or pursuant to the rules or regulations of any regulatory agency applicable to the Company and/or the Parent, if and only to the extent that the Exchangeable Shares were Parent Shares.

15.

No Fractional Shares.

A holder of Exchangeable Shares shall not be entitled to any fraction of a Parent Share upon the exchange or purchase of such holder's Exchangeable Shares and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Company, Callco or Parent, as the case may be, on the designated payment date a cash payment equal to such fractional interest multiplied by the Exchangeable Share Price.

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APPENDIX I
RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:

Biotricity Inc. ("Parent"), 1061806 B.C. Ltd. ("Callco") and ____________B.C. Ltd. (the "Company")

This notice is given pursuant to Section  of the share provisions (the "Exchangeable Share Provisions") attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Section  of the Exchangeable Share Provisions:

o

all share(s) represented by this certificate; or

o

_____ share(s) only represented by this certificate.

The undersigned acknowledges the overriding Retraction Call Right of the Parent and Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to the Parent or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section  of the Exchangeable Share Provisions. If neither the Parent nor Callco exercise the Retraction Call Right, the Company will notify the undersigned of such fact as soon as possible.  This Retraction Request, and this offer to sell the Retracted Shares to the Parent or Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares, and provided that neither the Parent nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require the Parent to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Parent, Callco and the Company that the undersigned:

o

is

(select one)

o

is not

a resident of Canada for purposes of the Income Tax Act (Canada).  The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the Parent, Callco and the Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Parent, Callco or the Company, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

o

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent at the principal office of the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Company may require, must be deposited with the Transfer Agent at its principal transfer office.  The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the certificates for the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print):________________________________

Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:

NOTE:

If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the share transfer power on the share certificate is duly completed in respect of such share(s).

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